UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 31, 2023

Proterra Inc
(Exact name of registrant as specified in its charter)

Delaware	001-39546	90-2099565
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1815 Rollins Road
Burlingame, California 94010
(Address of registrant’s principal executive offices, and zip code)
(864) 438-0000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PTRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 31, 2023, Proterra Inc (the “Company”), Proterra Operating Company, Inc. (“Proterra OpCo”), a wholly owned subsidiary of the Company, and CSI Prodigy Holdco LP, CSI Prodigy Co-Investment LP and CSI PRTA Co-Investment LP (collectively, the “Cowen Parties”) entered into Amendment No. 2 to Secured Convertible Promissory Notes and Note Purchase Agreement (“Amendment No. 2”), providing for (i) the amendment of that certain Note Purchase Agreement, dated as of August 4, 2020 (as amended, supplemented or otherwise modified to date, the “Existing Purchase Agreement” and, as amended by Amendment No. 2, the “Amended NPA”), by and among Proterra OpCo, the investors from time to time party thereto, the guarantors from time to time party thereto and CSI GP I LLC, as collateral agent (the “Collateral Agent”), and (ii) the amendment and restatement of those certain secured convertible promissory notes issued pursuant to the Existing NPA and currently outstanding (the “Existing Notes”). The currently outstanding Existing Notes consist of $150.0 million aggregate principal amount of Existing Notes held by the Cowen Parties (the “Cowen Existing Notes,” as amended and restated, the “Cowen Amended Notes”) and $3.5 million aggregate principal amount of Existing Notes held by Generation IM Climate Solutions II, L.P (“Generation”) (together with the Cowen Amended Notes, the “Amended Notes,” and such amendment and restatement, the “Note Amendment”). Amendment No. 2 was entered into pursuant to the previously disclosed binding letter of intent among Proterra OpCo, the Cowen Parties and the Collateral Agent.

The Amended NPA provides for (i) a waiver of the minimum Liquidity (as defined in the Existing Purchase Agreement) covenant in the Existing Purchase Agreement through May 31, 2024, requiring a minimum Liquidity of $125,000,000 as of the last day of each quarter from the effective date of the Amended NPA (the “Effective Date”) through and including May 31, 2024, and (ii) a waiver of the requirement that the financial statements delivered by the Company be certified by the Company’s auditor without qualification (or similar notation) as to going concern for the Company’s consolidated financial statements for fiscal years 2022 and 2023. In addition, the Amended NPA contains an additional holding company covenant limiting the ability of the Company to engage in business, operations and activities other than as set forth in Section 3 of the Amended NPA.

The Note Amendment extends the maturity date of the Cowen Amended Notes to August 4, 2028. The Note Amendment also includes an increase in the annual interest rate of the Amended Notes to 12.0% per annum, consisting of 5.0% in cash and 7.0% payment-in-kind (“PIK”) with the PIK default rate proportionally increased to 9.0%. Interest on the Amended Notes accrues from March 17, 2023.

The Note Amendment also: (i) amends the mandatory conversion provision in the Existing Notes to provide for mandatory conversion only on or after the one-year anniversary of the Effective Date if the daily volume weighted average price of the Company’s common stock (the “Common Stock”) equals or exceeds (a) $15.00 after the first anniversary of the Effective Date to but not including the second anniversary of the Effective Date, or (b) $12.00 after the second anniversary of the Effective Date, in each case, over a period of 20 consecutive trading days and providing that if the mandatory conversion trigger is met, 1/3 of the aggregate principal amount of the Amended Notes (plus interest accrued thereon) shall convert at $4.00 per share of Common Stock, 1/3 of the aggregate principal amount of the Amended Notes (plus interest accrued thereon) shall convert at $5.00 per share of Common Stock, and 1/3 of the aggregate principal amount of the Amended Notes (plus interest accrued thereon) shall convert at $6.00 per share of Common Stock, resulting in the conversion of all principal and interest due, and (ii) amends the optional conversion provision of the Amended Notes to provide that the holders of the Amended Notes shall have an additional option, at any time on or after the one-year anniversary of the Effective Date until maturity of the Amended Notes, to convert 1/3 of the aggregate principal amount of the Amended Notes (plus interest accrued thereon) at $4.00 per share of Common Stock, 1/3 of the aggregate principal amount of the Amended Notes (plus interest accrued thereon) at $5.00 per share of Common Stock, and 1/3 of the aggregate principal amount of the Amended Notes (plus interest accrued thereon) at $6.00 per share of Common Stock, which conversion right shall be exercisable in whole or in part from time to time; provided, however, that conversions may occur at any time or from time to time on or after the one-year anniversary of the Effective Date at a conversion price equal to a 25% discount to the lowest issuance price of an equity-linked instrument from the Effective Date to the date of conversion, subject to a $1.016 floor price.

In addition, the Note Amendment provides that upon conversion of the Amended Notes, the number of shares of Common Stock deliverable upon conversion will be subject to certain limitations as set forth in the Amended NPA until the time, if any, that the Company’s stockholders have approved (i) the issuance of more than 19.99% of the outstanding Common Stock in accordance with Nasdaq listing standards and (ii) an amendment to the Company’s certification of incorporation to increase the number of authorized shares of Common Stock.

Pursuant to the Note Amendment, the Company is obligated to use its best efforts to seek stockholder approval as promptly as practicable and no later than the Company’s 2023 annual meeting of stockholders; provided that if stockholder approval is not received at such meeting, the Company must receive any such approvals as promptly as practicable by calling a special meeting of stockholders every 6 months thereafter until such approvals are received. The Note Amendment also provides that no “person” or “group” (within the meaning of Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) will be entitled to receive any Common Stock otherwise deliverable pursuant to the Amended Notes to the extent that such receipt would cause such person or group to become, directly or indirectly, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 40% of the Common Stock outstanding at such time. Amendment No. 2, the Amended NPA, and the Amended Notes also provide for other updates to correspond to the amendments and the passage of time.

The Amended NPA also provides for the Company to release the Cowen Parties and Generation from all claims relating to the Existing Purchase Agreement and Existing Notes arising prior to the Effective Date.

Pursuant to the Existing Purchase Agreement, in connection with the preparation and execution of Amendment No. 2, the Company will reimburse the Cowen Parties for their reasonable and documented out-of-pocket legal fees.

Also on March 31, 2023, Proterra OpCo entered into a waiver (the “Waiver”) with Bank of America, N.A. (“Bank of America”) as agent to the Loan, Guaranty and Security Agreement, dated as of May 8, 2019, by and among Proterra OpCo, Bank of America and the Lenders party thereto (the “Loan Agreement”). Pursuant to Section 10.1.2(a) of the Loan Agreement, the Company is required to furnish financial statements for the fiscal year ended December 31, 2022 without qualification (or similar notation), and the audit report included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Financials”) contained a going concern qualification in contravention of such requirement. The Waiver (i) consents to the delivery of the 2022 Financials with a going concern qualification as set forth above and (ii) waives the cross default of the corresponding covenant under the Existing NPA in connection with the 2022 Financials.

The foregoing descriptions of Amendment No.2, the Amended NPA, the Amended Notes and the Waiver do not purport to be complete and are qualified in their entirety by referenced to the full text of Amendment No. 2, the form of Amended Notes and the Waiver, which are attached hereto as Exhibits 10.1, 4.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On April 3, 2023, the Company issued a press release announcing the entry into Amendment No. 2, the NPA Amendment and the Note Amendment. A copy of the press release issued by the Company described above is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
4.1	Form of Amended and Restated Convertible Note
10.1	Amendment No. 2 to Secured Convertible Promissory Notes and Note Purchase Agreement by and between the Cowen Parties, the Company and Proterra OpCo, dated March 31, 2023
10.2	Waiver pursuant to the Loan, Guaranty and Security Agreement, dated as of March 31, 2023, by and between Proterra OpCo and Bank of America, as agent for the Lenders party thereto
99.1	Press Release, dated April 3, 2023
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2023

PROTERRA INC

By:	/s/ Gareth T. Joyce
Name:	Gareth T. Joyce
Title:	Chief Executive Officer